TRANSFER AGENT AGREEMENT


         THIS AGREEMENT is made and entered into this 30th day of April, 2000, between SAFECO COMMON STOCK TRUST ("Trust"), a Delaware business trust, and SAFECO SERVICES CORPORATION ("SAFECO Services"), a Washington corporation.

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and has caused its shares of beneficial interest ("Shares") to be registered for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and various state securities laws; and

         WHEREAS, the Trust offers for public sale distinct series of Shares, each corresponding to a distinct portfolio ("Series"); and

         WHEREAS, the Trust's Board of Trustees has divided the shares of each Series into one or more classes of Shares (each a "Class"), designated No-Load Class, Advisor Class A, Advisor Class B, and Advisor Class C (the latter three classes "Advisor Classes"), as listed on Exhibit A hereto; and

         WHEREAS, the Trust wishes to retain SAFECO Services as its transfer agent, dividend and distribution disbursement agent, and shareholder services agent with respect to the Classes of Shares of beneficial interest in each Series listed on Exhibit A (as amended from time to time) to this Agreement; and

         WHEREAS, SAFECO Services is qualified and authorized to act in such capacities;

         NOW, THEREFORE, it is agreed by the parties hereto as follows:

1. Appointment. The Trust on behalf of each Series hereby appoints SAFECO Services as transfer agent, dividend and distribution disbursement agent, and shareholder services agent for each Series, and SAFECO Services agrees to act as such upon the terms and conditions set forth herein.

2. Documents. The Trust agrees to deliver to SAFECO Services the following documents to enable SAFECO Services to exercise its functions under this
Agreement: (a) copies of all basic corporate documentation, including the Trust's Trust Instrument and Bylaws; (b) evidence of creation and authorization for issue and sale of the Trust's Shares; (c) evidence of the status of the Trust's Shares under applicable laws, including copies of the current registration statement or post-effective amendments to the registration statement of the Trust's securities under the 1933 Act, copies of current prospectuses and evidence of compliance with all applicable state securities laws. The Trust shall furnish promptly to SAFECO Services a copy of any amendment or supplement to the above-mentioned documents. The Trust shall furnish to SAFECO Services any additional documents requested by SAFECO Services as necessary to perform the services required hereunder.

3. Duties of SAFECO Services. SAFECO Services shall perform as agent of each Series, the following duties:


        (a)      With respect to each Series' Advisor Class Shares:

                (1) Calculate the 12b-1 payments to brokers and any broker trail commissions.

                (2) Develop, monitor and maintain all systems necessary to implement and operate the two-tier distribution system applicable to Advisor Class B, including the conversion feature applicable to Advisor Class B Shares, and Advisor Class C Shares, as described in the registration statement and related documents of the Trust, as they may be amended from time to time.

                (3) Calculate the contingent deferred sales charge amounts, if any, upon redemption of Advisor Class A, Advisor Class B or Advisor Class C Shares and deduct such amounts from redemption proceeds.

                (4) Calculate the front-end sales charge, if any, at the time of purchase of Advisor Class A Shares and deduct such amounts from purchase amounts.

                (5) Determine the dates of conversion applicable to Advisor Class B Shares and effect same.

       (b) Maintain a complete computerized record of shareholders by Series and Class including, name(s) in which the Shares are registered, address, account number, broker/dealer or registered representative number (if required), type of account, number of Shares owned in certificate and non-certificate form, dates and amounts of purchases and redemptions, and dates and amounts of dividends and capital gains distributed and reinvested, together with cost amounts.

       (c) With respect to requests for the purchase, repurchase, redemption or transfer of the Shares and the receipt or disbursement of monies, maintain records of all such transactions for each Series and Class and from these records furnish to the Trust, as heretofore agreed, the following for each Series and Class:

                (1) Number of Shares purchased and dollar net asset value per Share.

                (2) Number of Shares repurchased or redeemed and dollar net asset value per Share.

                (3)      Number of accumulated Shares outstanding.

                (4)      Number of opened and closed accounts.

                (5)      Current number of shareholder accounts.

       (d) With respect to requests for the purchase of Shares of a Series received by SAFECO Securities, Inc., principal underwriter of each Series' Shares, from authorized broker/dealers, and orders for the repurchase of such Shares from authorized broker/dealers, SAFECO Services shall accept and execute such orders at the prices per share next computed in accordance with Rule 22c-1 under the 1940 Act, deducting any applicable front-end or contingent deferred sales charge from the purchase or redemption of Advisor Class A, Advisor Class B or Advisor Class C Shares.

       (e) Following receipt of payments, upon receipt of proper instructions, SAFECO Services, as transfer agent, shall prepare computer input entries to register Shares of each Series and Class upon its books in such name or names as directed. If the Trust elects to issue certificates representing Shares of a Series or Class, such certificates shall be issued, recorded and forwarded for delivery to the proper person(s) upon request. Whether or not certificates evidencing ownership are issued, a confirmation showing the registration and listing the purchase transaction shall be mailed to the Trust's shareholders.

      (f) Upon receipt of Shares of a Series or Class for redemption or repurchase, in good delivery form, SAFECO Services shall prepare computer input entries to clear the Advisor Class Shares out of the shareholders' accounts and effect prompt payment to the authorized broker/dealer or the shareholder.

     (g) With respect to Advisor Class Shares, upon request, send duplicate confirmations to broker-dealers, banks and other financial institutions of their clients' activity.

     (h) New investors or shareholders of the Trust may forward monies directly to SAFECO Services for the purchase of Shares of any Class of a Series under various plans as described in the Trust's then current prospectuses. With respect to such plans, SAFECO Services for the Classes of each Series shall:

             (1) Receive monies for the purchase of full and fractional Shares with respect to any of the plans. When purchase orders are received by SAFECO Services in proper form, they shall be time-stamped and priced in accordance with Rule 22c-1 under the 1940 Act, deducting any applicable front-end sales charge.

             (2) Prepare computer input entries to effect the issuance of confirmations, registration of the Shares and recording of cost amounts in shareholder accounts; record Shares and net asset value amounts; record Shares and aggregate dollar amounts for updating Blue Sky records, production reports, etc.

             (3) Secure signed applications from each shareholder which shall include details as to registration of Shares, social security number, birth date (for accounts which require it), citizenship, type of account, broker/dealer and registered representative (if required).

             (4) Obtain back-up withholding certificates (e.g., Forms W-8 and W-9) from each shareholder.

             (5)           Maintain signed applications, correspondence, etc.
                           for individual shareholders.

             (6) Accept redemption orders as described in the Trust's then current prospectuses directly from shareholders, or their qualified agents, upon tender of properly endorsed certificates which meet the redemption requirements of the Trust. Shares not represented by certificates tendered by the presentation of a written request signed by the shareholder may be accepted without a signature guarantee provided a signature is on file with SAFECO Services.

             (7) Disburse proceeds for Shares tendered for redemption at the net asset value per share next computed after receipt of tender in accordance with Rule 22c-1 under the 1940 Act, deducting any applicable contingent deferred sales charge.

     (i) Take all actions necessary to complete any transaction in connection with any exchange privileges as described in the Trust's then current prospectuses.

     (j) Maintain a bank account in its own name with any bank which qualifies under the Bylaws of the Trust, for the deposit of funds received in payment of Shares and for the withdrawal of funds in payment of repurchases or redemptions of Shares, expenses and dividends and capital gains distributions. After each computer run, written instructions, signed by authorized officers or other authorized signatories are to be forwarded to such bank requesting the transfer of net balance to or from the Series' custodian account with such bank.

     (k) Take actions necessary in connection with any "withdrawal plan," as described in the Trust's then current prospectuses including making the monthly or quarterly payments to the plan participant, and informing the Trust with regard to the Shares of each Class of each Series redeemed and total dollar amount involved on each payment date. Although a withdrawal plan terminates upon the death of the shareholder, SAFECO Services shall not be responsible for any payments made or other action taken in accordance with the provisions of the withdrawal plan until it has knowledge of such death.

     (l) Take actions necessary in connection with the purchase of Advisor Class A Shares under any "reinstatement privilege," "right of accumulation" or "letter of intent," as described in the Trust's then current Advisor Class prospectus including with respect to the letter of intent placing in escrow the applicable percentage of Shares.

     (m) In the case of the registration and transfer of Shares referred to in Section (b) above, treat the person in whose name Shares of any Series are registered as the owner thereof for all purposes, and SAFECO Services shall not be bound to recognize any other person, whether or not SAFECO Services shall have notice thereof, except as expressly provided under applicable state law.

     (n) Use reasonable efforts to assure the accuracy of the records maintained under this Agreement and issue certificates or register Shares only to those persons or entities entitled thereto.

     (o) When a transfer of Shares is demanded, take reasonable steps to ascertain whether or not a transfer of the Shares requested is duly authorized. If SAFECO Services fails to take such reasonable steps, it will be liable to any insured party for any damages incurred as a result. SAFECO Services' transfer obligations shall run to the owners of beneficial interest in the Shares as well as to the owners of record. SAFECO Services shall take reasonable steps to ascertain the identity and authority of each signatory who is acting in a representative capacity.

     (p) Before permitting a transfer of Shares, take reasonable efforts to ensure that the transferee is properly described and that the transfer instructions for the Shares are clear and not ambiguous or subject to doubt.

     (q) Upon receipt of proper instructions, compile, distribute or reinvest authorized dividends and capital gains distributions to each of the Series' shareholders. In this regard data shall be accumulated to enable SAFECO Services to provide and process year-end income tax information for shareholders, states and the Internal Revenue Service. Where required, taxes shall be withheld from alien shareholders with foreign addresses and accumulated for surrender to the Internal Revenue Service.

     (r) Prior to each meeting of the Trust's or any Series' or Class' shareholders, address the proxy cards, prepare the proxy cards, notice of meeting of shareholders and proxy statement for mailing, and mail them to the shareholders entitled to vote at such meeting. Upon their return by the shareholders, SAFECO Services shall examine them and prepare a tabulation that provides the following information for the Trust, Series or Class as the case may be:

             (1) Number of Shares outstanding and entitled to vote on the record date for the meeting.

             (2)      Number of Shares voted by proxy.

             (3)      Number of Shares voting "for" each proposal.

             (4)      Number of Shares voting "against" each proposal.

             (5)      Number of Shares voting "abstain" for each proposal.

             (6)      Number of shareholders involved in each above instance.

     (s) Prepare a certified list of shareholders eligible to vote at each meeting of the Trust, or any Series or Classes thereof, which shall be available on the day of the meeting. SAFECO Services shall also prepare an "Affidavit of Mailing" to be available for reading at each meeting stating that on the appropriate date a responsible, named individual caused the notice of meeting, proxy card and proxy statement to be mailed by United States mail, postage prepaid, to each and every shareholder of the Shares entitled to vote at the meeting.

     (t) Countersign all certificates to be issued to shareholders of the Trust upon receipt of payments for the Shares and request a certificate or certificates representing the Shares being purchased.

     (u) Contract from time to time with other persons to provide software or computer time. SAFECO Services shall advise the Trust of any such arrangements.

4. Appointment of Agents. SAFECO Services may at any time or times in its discretion appoint (and may at any time remove) one or more other parties as agent to perform any or all of the services specified hereunder and carry out such provisions of this Agreement as SAFECO Services may from time to time direct; provided, however, that the appointment of any such agent shall not relieve SAFECO Services of any of its responsibilities or liabilities hereunder.

5. Record Keeping and Other Information. SAFECO Services shall create and maintain all records required by all applicable laws, rules and regulations relating to the services to be performed under this Agreement, including but not limited to records required by Section 31(a) of the 1940 Act and the Rules thereunder, as the same may be amended from time to time. All records shall be the property of the Trust and shall be available for inspection and use by the Trust at all times. Where applicable, such records shall be maintained by SAFECO Services for the periods and in the places required by Rule 31a-2 under the 1940 Act.

6. Net Asset Value. Wherever used herein, the term "net asset value" shall mean the "net asset value" as computed for each Series or Class in accordance with the Trust's Trust Instrument and Bylaws. If any amendment is made to said Trust Instrument or Bylaws that changes the method of said computation, the Trust shall give SAFECO Services immediate notice of such amendment.

7. Proper Instructions. The term "proper instructions" used in this Agreement shall be deemed to mean any written instructions signed by authorized persons or any oral instructions delivered in accordance with Trust requirements.

8. Disbursement of Funds. Funds deposited in the bank account maintained by SAFECO Services shall not be disbursed to any trustee, officer or employee of the Trust. This provision shall not be deemed to apply to dividend payments to any trustee, officer, or employee in his or her capacity as shareholder. Neither shall this provision apply to the above individuals upon payments to them for any Shares redeemed for their personal accounts.

9. Compensation. SAFECO Services shall receive from each Class of each Series of the Trust a fee in accordance with the arrangements described in Exhibit B hereto as such Exhibit may be amended from time to time. Exhibit B may be amended or additional Exhibits may be added, as deemed necessary from time to time by written agreement between the Trust and SAFECO Services. Deletion of Exhibit B shall be in accordance with the termination provisions in paragraph 16 of this Agreement. Each Exhibit B and any amendments thereto shall be dated and signed by the parties to this Agreement.

10.     Certification of Officers/Reliance upon Certifications.

     (a) The Secretary or Assistant Secretary of the Trust shall be, and is hereby, directed to certify to SAFECO Services the names of the officers of the Trust, and their respective signatures, and in case of any change of any holder of any such office, the fact of such change, and the name of such new officer and the office held by him or her, together with specimens of his or her signature. SAFECO Services is hereby authorized to honor any instructions given to SAFECO Services by any such new officer in respect of whom it has received any such certificate with the same force and effect (and not otherwise), as if such new officer were named in this Agreement in the place of any person with the same title of office.

     (b) The Secretary or Assistant Secretary of the Trust shall be, and is hereby, authorized and directed to notify SAFECO Services promptly in writing of any change of officers as above provided, and that until SAFECO Services has actually received and accepted such notice of any such change, SAFECO Services is hereby authorized and directed to act in pursuance of this Agreement and the latest certificates theretofore received by it; and SAFECO Services shall be indemnified and saved harmless from any loss suffered or liability incurred by it in so acting, even though any such officer may have been changed.

11. Audits, Inspections and Visits. SAFECO Services shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any agent or person designated by the Trust, or any regulatory agency having authority over the Trust. Upon reasonable notice by the Trust, SAFECO Services shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Trust, any agent or person designated by the Trust, or any regulatory agency having authority over the Trust.

12. Acts of God, Etc. SAFECO Services shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, war, riot or failure of communications equipment of common carriers or power supply. In the event of equipment breakdowns beyond its control, SAFECO Services shall at no additional expense to the Trust take reasonable steps to minimize service interruptions and mitigate their effects but shall have no liability whatsoever with respect thereto.

13.      Liability and Indemnification.

        (a) SAFECO Services shall use reasonable care in the performance of its duties under this Agreement.

        (b) SAFECO Services shall not be liable for, or considered to be, the custodian of any money called for or represented by any check, draft, or other instrument for the payment of money delivered to it, or on behalf of the Trust.
        (c) The Trust shall indemnify and hold SAFECO Services harmless against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) resulting from:

                (1) any claim, demand, action or suit brought by any person other than the Trust, including by a shareholder, which names SAFECO Services and/or the Trust as a party, and is not based on and does not result from SAFECO Services' willful misfeasance, bad faith or negligence or reckless disregard of duties, and arises out of or in connection with SAFECO Services' performance hereunder; or

                (2) any claim, demand, action or suit (except to the extent contributed to by SAFECO Services' willful misfeasance, bad faith, negligence or reckless disregard of duties) which results from the negligence of the Trust, or from SAFECO Services
                           acting upon any  instruction(s)   reasonably
                           believed by it to have been executed or communicated by any person duly authorized by the Trust, or as a result of SAFECO Services acting in reliance upon advice reasonably believed by SAFECO Services to have been given by counsel for the Trust, or as a result of SAFECO Services acting in reliance upon any instrument or stock certificate reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

14. Effective Date/Renewal. This Agreement shall become effective with respect to the Trust and each Series on the date first written above or such later date as indicated on Exhibit A or B and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Series for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually by a vote of the Board, including the vote of a majority of the trustees who are neither interested persons of SAFECO Services nor of the Trust at a meeting called for the purpose of voting on such continuance.

15. Amendment. This Agreement may be modified by written mutual consent, such consent on the part of the Trust to be authorized by the vote of the Board of Trustees.

16.      Termination.

        (a) Either party hereto may, at any time on no less than sixty (60) days prior written notice to the other, terminate this Agreement with respect to the Trust or any Series (by deleting such Series from Exhibits A and B) without the payment of any penalty.

        (b) Upon termination each Series shall pay to SAFECO Services such compensation as may be due as of the date of such termination and shall likewise reimburse SAFECO Services for its costs, expenses and disbursements.

        (c) If a successor transfer agent is appointed by the Board of Trustees, SAFECO Services shall, upon termination, deliver to such successor transfer agent at the office of the transfer agent all transfer records then held hereunder and all funds or other properties of the Trust and deposited with or held by it hereunder.

       (d) If no successor transfer agent is appointed, SAFECO Services shall, in like manner, at its office, upon receipt of a certified copy of a vote of the Board of Trustees deliver such transfer records, funds and other properties in accordance with such vote.

       (e) In the event that no written order designating a successor transfer agent or certified copy of a vote of the Board shall have been delivered to SAFECO Services on or before the date when such termination shall become effective, then SAFECO Services shall have the right to deliver to a bank or trust company doing business in Seattle, Washington, of its own selection, having proper qualifications, all transfer records, funds and other properties held by SAFECO Services and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter such bank or trust company shall be the successor of SAFECO Services under this Agreement.

      (f) In the event that transfer records, funds and other properties remain in the possession of SAFECO Services after the date of termination hereof owing to failure of the Trust to procure the certified copy above referred to, or of the trustees to appoint a successor transfer agent, SAFECO Services shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of SAFECO Services shall remain in full force and effect.

17. Limitation of Liability. SAFECO Services is hereby expressly put on notice of (i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. SAFECO Services hereby agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. SAFECO Services agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees or any individual officer or trustee of the Trust.

18. Entire Agreement. This Agreement embodies the entire agreement between SAFECO Services and the Trust with respect to the services to be provided by SAFECO Services to the Trust and each Class of each Series and supersedes any prior written or oral agreement between those parties.

19. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. SAFECO Services understands that the rights and obligations of each Series under the Trust Instrument are separate and distinct from those of any and all other Series.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and, to the extent it involves any United States statute, in accordance with the laws of the United States.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their proper officers as of the day and year first above written.



SAFECO COMMON STOCK TRUST



By:     /s/ David F. Hill
     ------------------------------------------------
         David F. Hill, President




By:     /s/ Neal A. Fuller
     ------------------------------------------------
         Neal A. Fuller, Assistant Secretary




SAFECO SERVICES CORPORATION



By:      /s/David F. Hill
     ------------------------------------------------
         David F. Hill, President




By:      /s/Neal A. Fuller
     ------------------------------------------------
         Neal A. Fuller, Assistant Secretary

                                    EXHIBIT A
                            SAFECO COMMON STOCK TRUST

The SAFECO Common Stock Trust consists of the following Series and Classes:

         1.       SAFECO GROWTH FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         2.       SAFECO EQUITY FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         3.       SAFECO INCOME FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         4.       SAFECO NORTHWEST FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         5.       SAFECO INTERNATIONAL STOCK FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         6.       SAFECO BALANCED FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B

         7.       SAFECO SMALL COMPANY STOCK FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B

         8.       SAFECO U.S. VALUE FUND
                           No-Load Class
                           Advisor Class A
                           Advisor Class B

         9.       SAFECO U.S. Growth Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         10.      SAFECO Small Company Growth Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C




As of August 2, 2001

                                    EXHIBIT B
                            SAFECO COMMON STOCK TRUST
                                   ALL SERIES
                                   ALL CLASSES

                                  FEE SCHEDULES



SAFECO Services shall receive from each class of each series (collectively, "Fund") of the Trust an annual fee equal to $28 per account, but not to exceed a maximum of .30% of the average net assets of the Fund, which amount shall be calculated on a monthly basis (by averaging the number of shareholder accounts at the beginning and end of each month) and shall be billed and paid monthly. SAFECO Services shall apply as a credit against the fee due from any Fund the amount of any "small account" maintenance fee charged and collected by SAFECO Services on behalf of the Fund from any shareholder account, as disclosed in the Fund's prospectus(es).

With respect to any omnibus account maintained by a financial intermediary which is providing shareholder services under a written sub-administration agreement with SAFECO Services, the annual fee will be calculated based upon the average number of underlying individual shareholder accounts comprising the omnibus account.


SAFECO Services Corporation                          SAFECO Common Stock Trust
                                                     on behalf of each Series

    /s/David F. Hill                                    /s/David F. Hill
By:------------------------                         By:----------------------
         David F. Hill                                      David F. Hill
         President                                          President

        /s/Neal A. Fuller                                 /s/Neal A. Fuller
Attest:-------------------                          Attest:-------------------
         Neal A. Fuller                                      Neal A. Fuller
         Assistant Secretary                                Assistant Secretary








As of June 1, 2000